Exhibit 10.4

2014 OMNIBUS INCENTIVE PLAN

FOR VERITEX HOLDINGS, INC.

1.                                           Purpose and Effect Date.

(a)                                      Purpose. The 2014 Omnibus Incentive Plan for Veritex Holdings, Inc. has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, employees, directors and service providers; and (ii) to increase shareholder value. This Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock, or receive monetary payments, on the potentially favorable terms and this Plan provides. In addition, the Plan is intended to advance the Company’s growth and success and to advance its interests by attracting and retaining well-qualified Non-Employee Directors upon whose judgment the Company is largely dependent for the successful conduct of its operations and by providing such individuals with incentives to put forth maximum efforts for the long-term success of the Company’s business.

(b)                                      Effective Date. This Plan will become effective on the date this Plan is adopted by the Board of Directors (the “Board”) of the Company (the “Effective Date”), and, subject to Section 3 herein, Awards may be granted under this Plan on and after, the Effective Date.

2.                                           Definitions. Capitalized terms used in this Plan have the meanings given below.  Additional defined terms are set forth in other sections of this Plan.

(a)                                      “Applicable Laws” mean the requirements relating to the administration of equity-based awards under U.S. and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or jurisdiction where Awards are, or will be, granted under the Plan.

(b)                                      “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units, Cash-based Awards, or any other type of award permitted under the Plan.

(c)                                       “Change in Control” except as may otherwise be provided in an Option agreement, or other applicable agreement, means the occurrence of any of the following:

(i)                                          The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if the Company’s shareholders immediately prior to such merger, consolidation or reorganization cease to directly or indirectly own immediately after such merger, consolidation or reorganization at least a majority of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization.

(ii)                                       The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets (other than (x) to a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (y) to a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the consolidation or corporate reorganization which does not result in a Change in Control as defined herein;

(iii)                               A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this clause, if any person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same person will not be considered a Change in Control;

(iv)                              The consummation of any transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this paragraph (iv), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude:

(1)                                      a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an affiliate of the Company;

(2)                                      a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company;

(3)                                      the Company; and

(4)                                      a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company; or

(v)                                 A complete winding up, liquidation or dissolution of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions

(d)                                      “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(e)                                       “Commission” means the United States Securities and Exchange Commission or any successor agency.

(f)                                        “Committee” means the Compensation Committee of the Board (or a successor committee with the same or similar authority), or such other committee of the Board as designated or authorized by the Board to administer the Plan. Unless otherwise determined by the Board, the Committee shall be composed of no fewer than two directors, each of whom is an Outside Director provided that if no such committee shall be in existence at any time, the functions of the Committee shall be carried out by the Board.

(g)                                       “Company” means Veritex Holdings, Inc., a Texas corporation, or any successor thereto.

(h)                                      “Director” means a member of the Board, and “Non-Employee Director” means a Director who is not also an officer or an employee of the Company or an Affiliate.

(i)                                          “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(j)                                         “Fair Market Value” means (i) if the stock is listed on a securities exchange, the closing sales price on the principal such exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the stock is not listed on a securities exchange, a value that will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Internal Revenue Code (“Code”) Section 409A.

(k)                                      “Option” means the right, granted to a Participant pursuant to this Plan, to purchase Shares at a stated price for a specified period of time.

(l)                                          “Outside Director” means a Director (i) other than an executive officer or employee of the Company or any other individual having a relationship which, in the opinion of the Board would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director; (ii) who is not a current employee, is not a former employee who receives compensation for prior services in the current year, and has not been an officer of the Company; (iii) who did not directly or indirectly receive any compensation from the Company during the current year, other than director fees; and (iv) who did not receive more than de minimis compensation from the Company during the prior year, other than director fees.

The following persons shall not be considered independent:

A.                      A Director who is, or at any time during the past three years was, employed by the Company;

B.                      A Director who accepted or who has a Family Member (as that term is defined in NASDAQ Listing Rule 5605 (a)(2)) who accepted any compensation from the Company in excess of $100,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i)  more than de minimis compensation for a Board or Board committee service;

(ii)  compensation paid to a Family Member who is an employee (other than an executive officer) of the Company; or

(iii)  benefits under a tax-qualified retirement plan, or non-discretionary compensation.

It is intended that Outside Directors shall qualify within the meaning of Rule 16 b-3 and, if the Company is subject to Code Section 162(m), an “outside director” within the meaning of Code Section 162(m)(4)(C).

(m)                                  “Participant” means an individual selected by the Committee to receive an Award.

(n)                                      “Performance Awards” means a Performance Share and Performance Unit, and any Award of Restricted Stock, or Restricted Stock Units payment or vesting of which is contingent on the attainment of one or more Performance Goals.

(o)                                      “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(p)                                      “Plan” means this 2014 Omnibus Incentive Plan of Veritex Holdings, Inc. as may be amended from time to time.

(q)                                      “Restriction Period” means the length of time established relative to an Award during which the Participant cannot sell, assign, transfer, pledge or otherwise encumber the Stock or Stock Units subject to such Award and at the end of which the Participant obtains an unrestricted right to such Stock or Stock Units.

(r)                                         “Restricted Stock” means a Share that is subject to a risk of forfeiture and a Restriction Period.

(s)                                        “Restricted Stock Unit” or “RSU” means the right to receive a payment equal to the Fair Market Value of one Share that is subject to a risk of forfeiture and a Restriction Period.

(t)                                         “Share” means a share of Stock.

(u)                                      “Stock” means the Common Stock of the Company, par value of $0.01 per share.

(v)                                      “Stock Appreciation Right” or “SAR” means the right to receive a payment equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(w)                                    “Stock Unit” means a right to receive a payment equal to the Fair Market Value of one Share.

(x)                                      “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

(y)                                      “Year of Service” means a year of service as that term is defined in Section 1.143 of the Veritex Community Bank Employee Stock Ownership Plan.

3.                                           Shareholder Approval. No Awards may be granted under the Plan until the Plan has been disclosed to, and approved by, a majority of the Company’s shareholders. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

4.                                           Eligibility. The persons eligible to receive Awards under the Plan shall be designated as Participants by the Committee.

5.                                           Administration.

(a)                                 The Plan shall be administered by the Committee as designated by the Company’s Board of Directors (the “Board”) that shall have the full power and authority to (i) designate Participants; (ii) determine the types of Awards to be granted under the Plan; (iii) determine the number of Shares to be covered by each award; (iv) determine the terms and conditions of any award; (v) amend the terms and conditions of any award; (vi) determine whether, to what extent, and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, cancelled forfeited or suspended; (vii) establish, amend, suspend or waive rules and appoint such individuals as it shall deem appropriate for the proper administration of the Plan; (viii) to approve forms of Award Agreements for use under the Plan; (ix) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine; (x) to construe and interpret the terms of the plan and Awards granted pursuant to the Plan; (xi) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations established for the purpose of satisfying applicable foreign laws, for qualifying for favorable tax treatment under applicable foreign laws or facilitating compliance with foreign laws; sub-plans may be created for any of these purposes; and (xii) make any other determination and take any other action that the Board deems necessary for the administration of the Plan.

(b)                                 The Committee will consist of two or more persons each of whom will be an Outside Director.

(c)                                  The terms of the Plan outlined below apply to all Awards granted under the Plan, unless otherwise stipulated in an Award’s individual grant agreement, provided however, in the event of a conflict between the terms of the Plan and the terms of an individual grant agreement, the individual grant agreement shall control.

6.                                           Indemnification. The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under this Plan has been made, as to any acts or omissions with respect to this Plan or any Award to the maximum extent that the law and the Company’s certificate of incorporation and bylaws permit.

7.                                           Shares Available for Awards. The aggregate number of Shares that are available for grant under the Plan shall be one million (1,000,000) Shares.

8.                                           Limitation on Awards. The maximum aggregate number of Shares subject to Awards granted under the Plan in any 12-month period to any one Participant shall be 500,000. The maximum aggregate cash Award that may be paid under the Plan to any one Participant in any fiscal year shall be $1,000,000.

9.                                           Accounting for Awards. If an Award entitles Participant to receive or purchase Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of the grant of such Award against the aggregate number of Shares available for grant under the Plan. Any Shares subject to an Award that terminates or is forfeited or cancelled shall become available again for grant under the Plan. Shares withheld as full or partial payment to the Company for the purchase or exercise price relating to an Award, or to satisfy tax withholding obligations, shall again be available for grant under the Plan.

10.                                    Adjustments. In the event of a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, disposition, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall (as deemed appropriate) adjust (i) the number and type of Shares subject to, or that may become subject to, outstanding Awards; (ii) the purchase price or exercise price with respect to the Award;

or (iii) any other limitations contained within the Plan. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or Stock Appreciation Rights that would constitute a modification, extension, or substitution of such rights under Treas. Reg. Section 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A.

11.                               Award Types.

(a)         Stock Options

Exercise Price - The exercise price applicable to an Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant,

Stock Option Term - Options will remain exercisable for no longer than 10 years from the date of grant.

Time and Manner of Exercise - Unless otherwise provided in an Option agreement, payment of the exercise price of an Option may be made in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (iv) any other cashless exercise arrangement.

(b)                                 Stock Appreciation Rights

Exercise Value - The excess of (i) the Fair Market Value of one Share on the date of exercise over the grant price of the SAR — with the grant price not being less than 100% of the Fair Market Value of a Share on the date of grant.

SAR Term - SARs will remain exercisable for no longer than 10 years from the date of grant.

Form of Payment - SARs may be settled in cash or Stock as specified in the applicable grant agreement.

(c)                                  Restricted Stock and RSUs

Dividend and Voting Rights - Participants who receive Shares of restricted Stock and/or RSUs shall not be entitled to receive any cash or Stock dividends paid to or made with respect to such Shares and shall not have the right to vote the Shares until such Shares have vested.

Form of Payment - RSUs may be settled in cash or Stock as specified in the applicable grant agreement.

Code Section 409A — All RSUs must be settled or paid before the 15th day of the third month following the end of the Participant’s (or the Company’s, if later) taxable year in which the RSU vests.

(d)                                 Cash-based Awards

Performance Period - The applicable Performance Period shall be determined by the Committee and provided in the Participants’ grant agreements or other relevant documentation.

Payout Opportunities - The Committee shall approve a threshold, target, and maximum Awards payout opportunity for each Participant for the fiscal year. In no event shall the Awards payout opportunity exceed $1,000,000.

Payment of Cash-based Awards- Cash-based Awards must be payable solely as a result of the Company’s performance during the Performance Period and as determined after the end of the Performance Period.

Code Section 409A — All Cash-based Awards must be settled or paid before the 15th day of the third month following the end of the Participant’s (or the Company’s, if later) taxable year in which the Cash-based Award vests.

(e)                                  Performance-based Awards - Any award granted under the Plan may be subject to the Performance Goals.

Code Section 162(m) -Any award agreement under which Performance-based Awards are granted to a Participant who is, or is expected to become, a “covered employee” (as defined in Code Section 162(m)(3) shall contain the provisions necessary for the Performance-based Awards to be “qualified performance-based compensation” under Code Section 162(m).

Performance Period (herein so called) - The applicable Performance Period shall be determined by the Committee provided in the Participants’ grant agreements.

Performance Goals (herein so called) - Performance Goals applicable to Awards granted to Participants who are, or are expected to become, “covered employees” must be objective (in accordance with Code Section 162(m)) and approved and adopted by the Committee not later than the earlier of (i) 90 days after the commencement of the Performance Period and (ii) the time when 25 percent of the Performance Period has elapsed.

Performance Goals shall consist of any of the following: growth in interest income and expense; net-income; net interest margin; efficiency ratio; reduction in non-accrual loans and non-interest expense; growth in non-interest income and ratios to earnings assets; net revenue growth and ratio to earning assets; capital ratios; asset or liability interest rate sensitivity and gap; effective tax rate; deposit growth and composition; liquidity management; securities portfolio (value, yield, spread, maturity, or duration); earning asset growth and composition (loans, securities); non-interest income (e.g., fees, premiums and commissions, loans, wealth management, treasury management, insurance, funds management); overhead ratios, productivity ratios; credit quality measures; return on assets; return on equity; economic value of equity; compliance and regulatory ratings; internal controls; enterprise risk measures (e.g., interest rate, loan concentrations, portfolio composition, credit quality, operational measures, compliance ratings, balance sheet, liquidity, insurance); volume in production or loans; cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; profit margin; earnings per Share; operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per Share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company’s common shares; return on investment; return on assets, equity or stockholders’ equity; market share; inventory levels, inventory turn or shrinkage; customer satisfaction; or total return to stockholders.

The Performance Goals shall be computed in accordance with generally accepted accounting principles or under a methodology established by the Committee in accordance with Code Section 162(m).

Discretion - The Committee may not, in any event, increase the amount of compensation payable to a Participant upon the attainment of a Performance Goal.

Payment/Settlement - Performance-based Awards will be paid or settled only upon the attainment of the Performance Goals specified in a Participant’s grant agreement, and, in the case of Participants who are “covered employees,” no Performance-based Awards will be paid or settled until after the Committee has certified, in writing, that the Performance Goals have been satisfied.

Code Section 409A — All Performance-based Awards must be settled or paid before the 15th day of the third month following the end of the Participant’s (or the Company’s, if later) taxable year in which the Performance-based Award vests.

(f)                                   Other Requirements

Consideration for Awards - Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Board or required by applicable law.

Vesting - Awards shall vest according to the vesting schedule provided within the applicable Award agreement. In addition, any unvested Awards may, at the discretion of the Committee, become fully vested upon the earlier of the occurrence of a termination of employment due to the Participant’s death, disability, Change in Control of the Company or (in the case of Participants who are not, and are not expected to become, “covered employees”) retirement after attaining the age of 65 with 10 Years of Service. In the case of a “covered employee” Participant who retires, Performance-based Awards granted to the Participant will only vest and be paid if the Committee certifies in writing that applicable Performance Goals have been met.

Forfeiture - Upon a Participant’s termination of employment other than in the case of the Participant’s death, disability, a Change in Control of the Company, or retirement (except in the case of “covered employee” Participants) after attaining the age of 65 with 10 Years of Service during the applicable vesting period, all unvested Awards held by the Participant shall be forfeited.

Clawback Policy — Notwithstanding any other provision of this Agreement to the contrary, any Award received by the Participant, issued hereunder, and/or any amount received with respect to any sale of any such Shares, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Clawback Policy, as it may be amended from time to time (the “Policy”). The Participant agrees and consents to the Company’s application, implementation and enforcement of (a) the Policy or any similar policy established by the Company that may apply to the Participant and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policy, any similar policy (as applicable to the Participant) or applicable law without further consent or action being required by the Participant. To the extent that the terms of this Agreement and the Policy or any similar policy conflict, then the terms of such policy shall prevail.

(g)                                  Tax Withholding The Company or the Committee may take such action as appropriate to ensure all applicable federal, state, or local payroll, withholding, income or other taxes (that are the responsibility of the Participant) are withheld and collected from the Participant. The Participant shall make appropriate arrangements for the payment to the Company of all amounts which the Company is required to withhold in connection with the vesting, exercise, purchase, or distribution of an award. Such arrangements may include making cash payments, transferring vested Shares to the Company, electing to have Shares withheld from the award that is vesting or being exercised or settled, or electing to have taxes withheld from other wages.

(h)                                 Prohibition on Re-pricing - No Stock Option or SAR may be amended to reduce its initial exercise or grant price without the approval of the Board.

(i)                                     Rights as Shareholders - Except with respect to vested Shares, or as otherwise provided in a grant agreement, a Participant shall not have any rights and privileges of a shareholder of the Company.

(j)                                    Award Agreement - No Participant will have rights under an Award granted to such Participant unless and until an Award agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(k)                                 Fractional Shares - No fractional Shares shall be granted or delivered pursuant to the Plan or any Award. In the event an Award would result in a fractional Share, the number of Shares will be rounded down and the value of the fractional Share shall be paid to the Participant in cash.

12.                                    No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship with the Company, nor will they interfere in any way with the Participant’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

13.                                    Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Committee makes the determination granting such Award, or such other later date as is determined by the Committee: Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

14.                                    Amendment and Termination of the Plan.

(a)                                      Amendment and Termination. The Committee may at any time amend, alter, suspend or terminate the Plan.

(b)                                      Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)                                       Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

15.                                    Conditions for Issuance of Shares. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

16.                                    Transferability of Awards. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Committee makes an Award transferable, the Award agreement will obtain such additional terms and conditions as the Committee deems appropriate.

17.                               Dissolution or Liquidation; Merger or Change in Control.

(a)                                 Dissolution or Liquidation. In the event of the proposed winding up, dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(b)                                 Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Committee determines, including, without limitation, that each Award be assumed, cancelled or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Committee will not be required to treat all Awards similarly in the transaction.

Except as set forth in an Award agreement, in the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all Performance Goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Committee will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Committee in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purpose of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if the holders were offered a choice consideration, the type consideration chosen by the holders of a majority of outstanding Shares); provided; however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 18(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

18.                               Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which requisite authority will not have been obtained.

19.                               Governing Law. The Plan and all Awards hereunder shall be construed in accordance with and governed by the laws of the State of Texas, but without regard to its conflict of law provisions.